FOR IMMEDIATE RELEASE	April 24, 2025

MIDWESTONE FINANCIAL GROUP, INC.
REPORTS FINANCIAL RESULTS FOR THE
FIRST QUARTER OF 2025

Iowa City, Iowa - MidWestOne Financial Group, Inc. (Nasdaq: MOFG) ("we," "our," or the "Company") today reported results for the first quarter of 2025.
First Quarter 2025 Summary1
•Net income of $15.1 million, or $0.73 per diluted common share.
◦Net interest margin (tax equivalent) was 3.44%;2 core net interest margin expanded 10 basis points ("bps") to 3.36%.2
◦Noninterest expenses were $36.3 million; efficiency ratio was 59.38%.2
◦Return on average assets of 1.00%.
•Criticized loans ratio improved 54 bps to 5.47%; nonperforming assets ratio improved 7 bps to 0.33%.
•Tangible book value per share of $23.36,2 an increase of 4.4%.
•Common equity tier 1 ("CET1") capital ratio improved 24 bps to 10.97%.

CEO Commentary

Charles (Chip) Reeves, Chief Executive Officer of the Company, commented, "We are pleased with the continued execution of our strategic plan initiatives despite a more uncertain economic environment. Our return on average assets eclipsed 1% for the second straight quarter driven by disciplined balance sheet management, core net interest margin expansion of 10 bps2 and solid expense control. Loan growth was flat in the quarter, somewhat softer than anticipated, due to pay-offs and latter quarter market volatility. The majority of our asset quality metrics improved significantly, led by reductions in nonperforming assets and criticized loans. Net charge-offs increased to 29 basis points, with the majority of the increase due to a partial charge-off on a previously reserved CRE loan as we prepare for resolution. Driven by earnings and lower accumulated other comprehensive loss, tangible book value per share increased 4.4% to $23.362 and the CET1 ratio grew to 10.97%, edging closer to our target range of 11.0%-11.50%.
Thank you to our team members who continued to execute well and serve our customers amidst market volatility. We are pleased with the transformation of our company and our solid foundation of increased capital, earnings power, asset quality, and a premium core deposit franchise position us well for uncertain economic times and the remainder of 2025.”

1 First Quarter Summary compares to the fourth quarter of 2024 (the "linked quarter") unless noted.
2 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

	As of or for the quarter ended
(Dollars in thousands, except per share amounts and as noted)	March 31,	December 31,	March 31,
	2025	2024	2024
Financial Results
Revenue	$57,575	$59,775	$44,481
Credit loss expense	1,687	1,291	4,689
Noninterest expense	36,293	37,372	35,565
Net income	15,138	16,330	3,269
Adjusted earnings(3)	15,301	16,112	4,504
Per Common Share
Diluted earnings per share	$0.73	$0.78	$0.21
Adjusted earnings per share(3)	0.73	0.77	0.29
Book value	27.85	26.94	33.53
Tangible book value(3)	23.36	22.37	27.14
Balance Sheet & Credit Quality
Loans In millions	$4,304.2	$4,315.6	$4,414.6
Investment securities In millions	1,305.5	1,328.4	1,862.2
Deposits In millions	5,489.1	5,478.0	5,585.2
Net loan charge-offs In millions	3.1	0.7	0.2
Allowance for credit losses ratio	1.25%	1.28%	1.27%
Selected Ratios
Return on average assets	1.00%	1.03%	0.20%
Net interest margin, tax equivalent(3)	3.44%	3.43%	2.33%
Return on average equity	10.74%	11.53%	2.49%
Return on average tangible equity(3)	13.75%	14.80%	4.18%
Efficiency ratio(3)	59.38%	59.06%	71.28%
REVENUE REVIEW

Revenue				Change	Change
				1Q25 vs	1Q25 vs
(Dollars in thousands)	1Q25	4Q24	1Q24	4Q24	1Q24
Net interest income	$47,439	$48,938	$34,731	(3)%	37%
Noninterest income	10,136	10,837	9,750	(6)%	4%
Total revenue, net of interest expense	$57,575	$59,775	$44,481	(4)%	29%
Total revenue for the first quarter of 2025 decreased $2.2 million from the fourth quarter of 2024 due to lower net interest income and noninterest income during the quarter. When compared to the first quarter of 2024, total revenue increased $13.1 million, due to higher net interest income and higher noninterest income.
Net interest income of $47.4 million for the first quarter of 2025 decreased $1.5 million from the fourth quarter of 2024, due to lower earning asset volumes and yields, partially offset by lower funding volumes and costs. When compared to the first quarter of 2024, net interest income increased $12.7 million, due to higher earning asset yields and lower funding volumes and costs, partially offset by lower earning asset volumes.
The Company's tax equivalent net interest margin was 3.44%3 in the first quarter of 2025, compared to 3.43%3 in the fourth quarter of 2024, driven by lower funding costs, partially offset by a decline in earning asset yields. Interest bearing liability costs during the first quarter of 2025 decreased 11 bps to 2.41%, due to reductions of short-term borrowings, interest bearing deposits, and long-term debt costs of 78 bps, 10 bps, and 7 bps, to 3.75%, 2.31%, and 6.41%, respectively, from the fourth quarter of 2024.
The Company's tax equivalent net interest margin was 3.44%3 in the first quarter of 2025, compared to 2.33%3 in the first quarter of 2024, driven by higher earning asset yields and lower interest bearing liability costs. Total earning assets yield increased 79 bps from the first quarter of 2024, primarily due to increases of 192 bps and 20 bps in total investment securities and loan yields, respectively. Interest bearing liability costs decreased 34 bps to 2.41%, due to short-term borrowing costs of 3.75%, long-term debt costs of 6.41%, and interest bearing deposit costs of 2.31%, which decreased 107 bps, 45 bps, and 14 bps, respectively, from the first quarter of 2024.
3 Non-GAAP measure. See the separate Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

Noninterest Income				Change	Change
				1Q25 vs	1Q25 vs
(In thousands)	1Q25	4Q24	1Q24	4Q24	1Q24
Investment services and trust activities	$3,544	$3,779	$3,503	(6)%	1%
Service charges and fees	2,131	2,159	2,144	(1)%	(1)%
Card revenue	1,744	1,833	1,943	(5)%	(10)%
Loan revenue	1,194	1,841	856	(35)%	39%
Bank-owned life insurance	1,057	719	660	47%	60%
Investment securities gains, net	33	161	36	(80)%	(8)%
Other	433	345	608	26%	(29)%
Total noninterest income	$10,136	$10,837	$9,750	(6)%	4%

MSR adjustment (included above in Loan revenue)	$(213)	$164	$(368)	(230)%	(42)%
Noninterest income for the first quarter of 2025 decreased $0.7 million from the linked quarter, primarily due to declines of $0.6 million and $0.2 million in loan revenue and investment services and trust activities revenue, respectively. The decrease in loan revenue was reflective of an unfavorable change in the fair value of our mortgage servicing rights of $0.4 million, coupled with a decrease in Small Business Administration ("SBA") gain on sale revenue of $0.3 million. The decrease in investment services and trust activities revenue was driven by a decline in assets under administration due to market volatility. Partially offsetting these decreases was an increase of $0.3 million in bank-owned life insurance revenue, due primarily to $0.4 million of death benefit recognized in the first quarter of 2025.
Noninterest income for the first quarter of 2025 increased $0.4 million from the first quarter of 2024 due primarily to increases of $0.4 million and $0.3 million in bank-owned life insurance and loan revenue, respectively. The bank-owned life insurance increase was due primarily to the death benefit noted above. The increase in loan revenue was due primarily to the mortgage servicing right valuation adjustment, coupled with higher SBA gain on sale revenue and other loan income. Partially offsetting these increases were decreases of $0.2 million in each of card revenue and other revenue.
EXPENSE REVIEW

Noninterest Expense				Change	Change
				1Q25 vs	1Q25 vs
(In thousands)	1Q25	4Q24	1Q24	4Q24	1Q24
Compensation and employee benefits	$21,212	$20,684	$20,930	3%	1%
Occupancy expense of premises, net	2,588	2,772	2,813	(7)%	(8)%
Equipment	2,426	2,688	2,600	(10)%	(7)%
Legal and professional	2,226	2,534	2,059	(12)%	8%
Data processing	1,698	1,719	1,360	(1)%	25%
Marketing	552	793	598	(30)%	(8)%
Amortization of intangibles	1,408	1,449	1,637	(3)%	(14)%
FDIC insurance	917	980	942	(6)%	(3)%
Communications	159	154	196	3%	(19)%
Foreclosed assets, net	74	56	358	32%	(79)%
Other	3,033	3,543	2,072	(14)%	46%
Total noninterest expense	$36,293	$37,372	$35,565	(3)%	2%

Merger-related Expenses

(In thousands)	1Q25	4Q24	1Q24
Compensation and employee benefits	$—	$—	$241
Occupancy expense of premises, net	—	—	152
Equipment	—	21	149
Legal and professional	40	—	573
Data processing	—	10	61
Marketing	—	—	32
Communications	—	—	1
Other	—	—	105
Total merger-related expenses	$40	$31	$1,314

Noninterest expense for the first quarter of 2025 decreased $1.1 million from the linked quarter, primarily due to decreases in other noninterest expense, legal and professional, equipment, and occupancy expense of premises, net, of $0.5 million, $0.3 million, $0.3 million, and $0.2 million, respectively. The primary drivers of the decrease in other noninterest expense were declines in fraud loss expense of $0.3 million and customer deposit costs of $0.1 million. The $0.3 million decrease in legal and professional expense was primarily driven by lower litigation-related legal costs. The decrease in equipment of $0.3 million was primarily driven by fewer small equipment purchases, while the decrease in occupancy expense of premises, net was due primarily to lower property tax expense. Partially offsetting these decreases was an increase of $0.5 million in compensation and employee benefits which reflected an increase in equity compensation and payroll tax expenses.
Noninterest expense for the first quarter of 2025 increased $0.7 million from the first quarter of 2024 primarily due to increases in other noninterest expense, data processing, and compensation and employee benefits of $1.0 million, $0.3 million and $0.3 million, respectively. The increase in other noninterest expense was due primarily to customer deposit costs while the increase in data processing was driven core banking system costs. The increase in compensation and employee benefits was primarily driven by medical benefits expenses, wages expense, and incentive expense due to improved performance. Partially offsetting these identified increases was a decline of $1.3 million in merger-related expenses.
The Company's effective tax rate was 22.7% in the first quarter of 2025 and the linked quarter. The effective income tax rate for the full year 2025 is expected to be 22-23%.
BALANCE SHEET REVIEW
Total assets were $6.25 billion at March 31, 2025, compared to $6.24 billion at December 31, 2024 and $6.75 billion at March 31, 2024. The increase from December 31, 2024 was primarily due to higher cash balances, partially offset by lower securities balances. Compared to March 31, 2024, the decrease was primarily driven by the sale of assets associated with our Florida banking operations in the second quarter of 2024 coupled with the pay-off of Bank Term Funding Program ("BTFP") borrowings with proceeds received from securities sales transactions in the fourth quarter of 2024.

Loans Held for Investment	March 31, 2025		December 31, 2024		March 31, 2024
	Balance	% of Total	Balance	% of Total	Balance	% of Total
(Dollars in thousands)
Commercial and industrial	$1,140,138	26.5%	$1,126,813	26.1%	$1,105,718	25.0%
Agricultural	131,409	3.1	119,051	2.8	113,029	2.6
Commercial real estate
Construction and development	293,280	6.8	324,896	7.5	403,571	9.1
Farmland	180,633	4.2	182,460	4.2	184,109	4.2
Multifamily	421,204	9.8	423,157	9.8	409,504	9.3
Other	1,425,062	33.0	1,414,168	32.7	1,440,645	32.7
Total commercial real estate	2,320,179	53.8	2,344,681	54.2	2,437,829	55.3
Residential real estate
One-to-four family first liens	471,688	11.0	477,150	11.1	495,408	11.2
One-to-four family junior liens	182,346	4.2	179,232	4.2	182,001	4.1
Total residential real estate	654,034	15.2	656,382	15.3	677,409	15.3
Consumer	58,424	1.4	68,700	1.6	80,661	1.8
Loans held for investment, net of unearned income	$4,304,184	100.0%	$4,315,627	100.0%	$4,414,646	100.0%

Total commitments to extend credit	$1,080,300		$1,080,737		$1,230,612
Loans held for investment, net of unearned income, decreased $11.4 million, or 0.3%, to $4.30 billion from $4.32 billion at December 31, 2024, primarily due to the reclassification of $11.0 million of credit card receivables to loans held for sale in the first quarter of 2025. Management expects the credit card portfolio sale to close in the fourth quarter of 2025.
Loans held for investment, net of unearned income, decreased $110.5 million, or 2.5%, to $4.30 billion from $4.41 billion at March 31, 2024. The decrease from the first quarter of 2024 was driven primarily by the sale of loans associated with our Florida banking operations in the second quarter of 2024, partially offset by organic loan growth and higher line of credit usage.

Investment Securities	March 31, 2025		December 31, 2024		March 31, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Available for sale	$1,305,530	100.0%	$1,328,433	100.0%	$797,230	42.8%
Held to maturity	—	—%	—	—%	1,064,939	57.2%
Total investment securities	$1,305,530		$1,328,433		$1,862,169
Investment securities at March 31, 2025 were $1.31 billion, decreasing $22.9 million from December 31, 2024 and decreasing $556.6 million from March 31, 2024. The decrease from the fourth quarter of 2024 was primarily due to principal cash flows received from scheduled payments, calls, and maturities. The decrease from the first quarter of 2024 stemmed primarily from the sale of debt securities in connection with a balance sheet repositioning, as well as principal cash flows received from scheduled payments, calls, and maturities.

Deposits	March 31, 2025		December 31, 2024		March 31, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Noninterest bearing deposits	$903,714	16.5%	$951,423	17.4%	$920,764	16.5%
Interest checking deposits	1,283,328	23.3	1,258,191	22.9	1,349,823	24.2
Money market deposits	1,002,066	18.3	1,053,988	19.2	1,122,717	20.1
Savings deposits	877,348	16.0	820,549	15.0	728,276	13.0
Time deposits of $250 and under	818,012	14.9	826,793	15.1	787,851	14.1
Total core deposits	4,884,468	89.0	4,910,944	89.6	4,909,431	87.9
Brokered time deposits	200,000	3.6	200,000	3.7	205,000	3.7
Time deposits over $250	404,674	7.4	367,038	6.7	470,805	8.4
Total deposits	$5,489,142	100.0%	$5,477,982	100.0%	$5,585,236	100.0%
Total deposits increased $11.2 million, or 0.2%, to $5.49 billion, from $5.48 billion at December 31, 2024. Total deposits decreased $96.1 million, or 1.7%, from $5.59 billion at March 31, 2024, primarily due to the deposits transferred in the sale of our Florida banking operations, partially offset by organic deposit growth in our targeted metropolitan markets.

Borrowed Funds	March 31, 2025		December 31, 2024		March 31, 2024
(Dollars in thousands)	Balance	% of Total	Balance	% of Total	Balance	% of Total
Short-term borrowings	$1,482	1.3%	$3,186	2.7%	$422,988	77.6%
Long-term debt	111,398	98.7%	113,376	97.3%	122,066	22.4%
Total borrowed funds	$112,880		$116,562		$545,054

Borrowed funds were $112.9 million at March 31, 2025, a decrease of $3.7 million from December 31, 2024 and a decrease of $432.2 million from March 31, 2024. The decrease compared to the linked quarter was due to lower customer repurchase agreement volumes and scheduled payments on long-term debt. The decrease compared to March 31, 2024 was primarily due to the pay-off of $405.0 million of BTFP borrowings and $13.0 million of a revolving credit facility, as well as scheduled payments on long-term debt.

Capital	March 31,	December 31,	March 31,
(Dollars in thousands)	2025 (1)	2024	2024
Total shareholders' equity	$579,625	$559,696	$528,040
Accumulated other comprehensive loss	(63,098)	(72,762)	(60,804)
MidWestOne Financial Group, Inc. Consolidated
Tier 1 leverage to average assets ratio	9.50%	9.15%	8.16%
Common equity tier 1 capital to risk-weighted assets ratio	10.97%	10.73%	8.98%
Tier 1 capital to risk-weighted assets ratio	11.84%	11.59%	9.75%
Total capital to risk-weighted assets ratio	14.34%	14.07%	11.97%
MidWestOne Bank
Tier 1 leverage to average assets ratio	10.42%	10.12%	9.36%
Common equity tier 1 capital to risk-weighted assets ratio	13.02%	12.86%	11.20%
Tier 1 capital to risk-weighted assets ratio	13.02%	12.86%	11.20%
Total capital to risk-weighted assets ratio	14.21%	14.02%	12.25%
(1) Regulatory capital ratios for March 31, 2025 are preliminary

Total shareholders' equity at March 31, 2025 increased $19.9 million from December 31, 2024, driven primarily by an increase in retained earnings and a decrease in accumulated other comprehensive loss. Total shareholders' equity at March 31, 2025 increased $51.6 million from March 31, 2024, primarily due to increases in common stock and additional pain-in-capital stemming from the common equity capital raise in the third quarter of 2024, partially offset by a decrease in retained earnings.
On April 22, 2025, the Board of Directors of the Company declared a cash dividend of $0.2425 per common share. The dividend is payable June 16, 2025, to shareholders of record at the close of business on June 2, 2025.
No common shares were repurchased by the Company during the period December 31, 2024 through March 31, 2025 or for the subsequent period through April 24, 2025. The current share repurchase program allows for the repurchase of up to $15.0 million of the Company's common shares. As of March 31, 2025, $15.0 million remained available under this program.
CREDIT QUALITY REVIEW

Credit Quality	As of or For the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2025	2024	2024
Credit loss expense related to loans	$1,787	$1,891	$4,589
Net charge-offs	3,087	691	189
Allowance for credit losses	53,900	55,200	55,900
Pass	$4,068,707	$4,056,361	$4,098,102
Special Mention	121,494	148,462	152,604
Classified	113,983	110,804	163,940
Criticized	235,477	259,266	316,544
Loans greater than 30 days past due and accruing	$6,119	$9,378	$8,772
Nonperforming loans	$17,470	$21,847	$29,267
Nonperforming assets	20,889	25,184	33,164
Net charge-off ratio(1)	0.29%	0.06%	0.02%
Classified loans ratio(2)	2.65%	2.57%	3.71%
Criticized loans ratio(3)	5.47%	6.01%	7.17%
Nonperforming loans ratio(4)	0.41%	0.51%	0.66%
Nonperforming assets ratio(5)	0.33%	0.40%	0.49%
Allowance for credit losses ratio(6)	1.25%	1.28%	1.27%
Allowance for credit losses to nonaccrual loans ratio(7)	309.47%	254.32%	197.53%
(1) Net charge-off ratio is calculated as annualized net charge-offs divided by the sum of average loans held for investment, net of unearned income and average loans held for sale, during the period.
(2) Classified loans ratio is calculated as classified loans divided by loans held for investment, net of unearned income, at the end of the period.
(3) Criticized loans ratio is calculated as criticized loans divided by loans held for investment, net of unearned income, at the end of the period.
(4) Nonperforming loans ratio is calculated as nonperforming loans divided by loans held for investment, net of unearned income, at the end of the period.
(5) Nonperforming assets ratio is calculated as nonperforming assets divided by total assets at the end of the period.
(6) Allowance for credit losses ratio is calculated as allowance for credit losses divided by loans held for investment, net of unearned income, at the end of the period.
(7) Allowance for credit losses to nonaccrual loans ratio is calculated as allowance for credit losses divided by nonaccrual loans at the end of the period.
Nonperforming loans and nonperforming assets ratios improved 10 bps and 7 bps, to 0.41% and 0.33%, respectively, compared to the linked quarter. In addition, special mention loan balances decreased $27.0 million, or 18%, while classified loan balances remained relatively stable with an increase of $3.2 million, or 3%. When compared to the same period of the prior year, the nonperforming loans and nonperforming asset ratios improved 25 bps and 16 bps, respectively, while the classified loan ratio improved 106 bps. Special mention loan balances decreased $31.1 million, or 20%. The net charge-off ratio increased 23 bps from the linked quarter and 27 bps from the same period in the prior year.
As of March 31, 2025, the allowance for credit losses was $53.9 million and the allowance for credit losses ratio was 1.25%, compared with $55.2 million and 1.28%, respectively, at December 31, 2024. Credit loss expense of $1.7 million in the first quarter of 2025 primarily reflected additional reserve on pooled loans, offset by a reduction of $0.1 million in the reserve for unfunded loan commitments.

Nonperforming Loans Roll Forward	Nonaccrual	90+ Days Past Due & Still Accruing	Total
(Dollars in thousands)
Balance at December 31, 2024	$21,705	$142	$21,847
Loans placed on nonaccrual or 90+ days past due & still accruing	3,121	225	3,346
Proceeds related to repayment or sale	(4,158)	—	(4,158)
Loans returned to accrual status or no longer past due	(336)	(49)	(385)
Charge-offs	(2,774)	(259)	(3,033)
Transfers to foreclosed assets	(141)	—	(141)
Transfer to nonaccrual	—	(6)	(6)
Balance at March 31, 2025	$17,417	$53	$17,470
CONFERENCE CALL DETAILS
The Company will host a conference call for investors at 11:00 a.m. CT on Friday, April 25, 2025. To participate, you may pre-register for this call utilizing the following link: https://www.netroadshow.com/events/login?show=29396e9f&confId=80376. After pre-registering for this event you will receive your access details via email. On the day of the call, you are also able to dial 1-833-470-1428 using an access code of 527448 at least fifteen minutes before the call start time. If you are unable to participate on the call, a replay will be available until July 24, 2025 by calling 1-866-813-9403 and using the replay access code of 162684. A transcript of the call will also be available on the Company’s web site (www.midwestonefinancial.com) within three business days of the call.

ABOUT MIDWESTONE FINANCIAL GROUP, INC.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. MidWestOne is the parent company of MidWestOne Bank, which operates banking offices in Iowa, Minnesota, Wisconsin, and Colorado. MidWestOne provides electronic delivery of financial services through its website, MidWestOne.bank. MidWestOne Financial Group, Inc. trades on the Nasdaq Global Select Market under the symbol “MOFG”.

Cautionary Note Regarding Forward-Looking Statements
This release contains certain “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. We and our representatives may, from time to time, make written or oral statements that are “forward-looking” and provide information other than historical information. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statement. These factors include, among other things, the factors listed below. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of our management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “should,” “could,” “would,” “plans,” “goals,” “intend,” “project,” “estimate,” “forecast,” “may” or similar expressions. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. Readers are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Additionally, we undertake no obligation to update any statement in light of new information or future events, except as required under federal securities law.
Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have an impact on our ability to achieve operating results, growth plan goals and future prospects include, but are not limited to, the following: (1) the effects of changes in interest rates, including on our net income and the value of our securities portfolio; (2) fluctuations in the value of our investment securities; (3) effects on the U.S. economy resulting from the implementation of proposed policies and executive orders, including the imposition of tariffs, changes in immigration policy, changes to regulatory or other governmental agencies, changes in foreign policy and tax regulations; (4) volatility of rate-sensitive deposits; (5) asset/liability matching risks and liquidity risks; (6) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (7) the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; (8) credit quality deterioration, pronounced and sustained reduction in real estate market values, or other uncertainties, including the impact of inflationary pressures and future monetary policies of the Federal Reserve in response thereto on economic conditions and our business, resulting in an increase in the allowance for credit losses, an increase in the credit loss expense, and a reduction in net earnings; (9) the sufficiency of the allowance for credit losses to absorb the amount of expected losses inherent in our existing loan portfolio; (10) the failure of assumptions underlying the establishment of allowances for credit losses and estimation of values of collateral and various financial assets and liabilities; (11) credit risks and risks from concentrations (by type of borrower, collateral, geographic area and by industry) within our loan portfolio; (12) changes in the economic environment, competition, or other factors that may affect our ability to acquire loans or influence the anticipated growth rate of loans and deposits and the quality of the loan portfolio and loan and deposit pricing; (13) governmental monetary and fiscal policies; (14) new or revised general economic, political, or industry conditions, nationally, internationally or in the communities in which we conduct business, including the risk of a recession; (15) the imposition of domestic or foreign tariffs or other governmental policies impacting the global supply chain and value of the agricultural or other products of our borrowers; (16) war or terrorist activities, including ongoing conflicts in the Middle East and the Russian invasion of Ukraine, widespread disease or pandemic, or other adverse external events, which may cause deterioration in the economy or cause instability in credit markets; (17) legislative and regulatory changes, including changes in banking, securities, trade, and tax laws and regulations and their application by our regulators, and including changes in interpretation or prioritization of such laws and regulations; (18) changes in accounting policies and practices, as may be adopted by state and federal regulatory agencies and the Financial Accounting Standards Board; (19) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds, financial technology companies, and other financial institutions operating in our markets or elsewhere or providing similar services; (20) changes in the business and economic conditions generally and in the financial services industry, and the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in prior bank failures; (21) the occurrence of fraudulent activity, breaches, or failures of our or our third party vendors' information security controls or cyber-security related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (22) the ability to attract and retain key executives and employees experienced in banking and financial services; (23) our ability to adapt successfully to technological changes to compete effectively in the marketplace; (24) operational risks, including data processing system failures and fraud; (25) the costs, effects and outcomes of existing or future litigation or other legal proceedings and regulatory actions; (26) the risks of mergers or branch sales (including the sale of our Florida banking operations and the acquisition of Denver Bankshares, Inc.), including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; (27) the economic impacts on the Company and its customers of climate change, natural disasters and exceptional weather occurrences, such as: tornadoes, floods and blizzards; and (28) other risk factors detailed from time to time in Securities and Exchange Commission filings made by the Company.

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands)	2025	2024	2024	2024	2024
ASSETS
Cash and due from banks	$68,545	$71,803	$72,173	$66,228	$68,430
Interest earning deposits in banks	182,360	133,092	129,695	35,340	29,328
Federal funds sold	—	—	—	—	4
Total cash and cash equivalents	250,905	204,895	201,868	101,568	97,762
Debt securities available for sale at fair value	1,305,530	1,328,433	1,623,104	771,034	797,230
Held to maturity securities at amortized cost	—	—	—	1,053,080	1,064,939
Total securities	1,305,530	1,328,433	1,623,104	1,824,114	1,862,169
Loans held for sale	13,836	749	3,283	2,850	2,329
Gross loans held for investment	4,315,546	4,328,413	4,344,559	4,304,619	4,433,258
Unearned income, net	(11,362)	(12,786)	(15,803)	(17,387)	(18,612)
Loans held for investment, net of unearned income	4,304,184	4,315,627	4,328,756	4,287,232	4,414,646
Allowance for credit losses	(53,900)	(55,200)	(54,000)	(53,900)	(55,900)
Total loans held for investment, net	4,250,284	4,260,427	4,274,756	4,233,332	4,358,746
Premises and equipment, net	90,031	90,851	90,750	91,793	95,986
Goodwill	69,788	69,788	69,788	69,388	71,118
Other intangible assets, net	23,611	25,019	26,469	27,939	29,531
Foreclosed assets, net	3,419	3,337	3,583	6,053	3,897
Other assets	246,990	252,830	258,881	224,621	226,477
Total assets	$6,254,394	$6,236,329	$6,552,482	$6,581,658	$6,748,015
LIABILITIES
Noninterest bearing deposits	$903,714	$951,423	$917,715	$882,472	$920,764
Interest bearing deposits	4,585,428	4,526,559	4,451,012	4,529,947	4,664,472
Total deposits	5,489,142	5,477,982	5,368,727	5,412,419	5,585,236
Short-term borrowings	1,482	3,186	410,630	414,684	422,988
Long-term debt	111,398	113,376	115,051	114,839	122,066
Other liabilities	72,747	82,089	95,836	96,430	89,685
Total liabilities	5,674,769	5,676,633	5,990,244	6,038,372	6,219,975
SHAREHOLDERS' EQUITY
Common stock	21,580	21,580	21,580	16,581	16,581
Additional paid-in capital	414,258	414,987	414,965	300,831	300,845
Retained earnings	227,790	217,776	206,490	306,030	294,066
Treasury stock	(20,905)	(21,885)	(21,955)	(22,021)	(22,648)
Accumulated other comprehensive loss	(63,098)	(72,762)	(58,842)	(58,135)	(60,804)
Total shareholders' equity	579,625	559,696	562,238	543,286	528,040
Total liabilities and shareholders' equity	$6,254,394	$6,236,329	$6,552,482	$6,581,658	$6,748,015

MIDWESTONE FINANCIAL GROUP, INC.
FIVE QUARTER CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(In thousands, except per share data)	2025	2024	2024	2024	2024
Interest income
Loans, including fees	$59,462	$62,458	$62,521	$61,643	$57,947
Taxable investment securities	13,327	11,320	8,779	9,228	9,460
Tax-exempt investment securities	703	728	1,611	1,663	1,710
Other	1,247	3,761	785	242	418
Total interest income	74,739	78,267	73,696	72,776	69,535
Interest expense
Deposits	25,484	27,324	29,117	28,942	27,726
Short-term borrowings	25	115	5,043	5,409	4,975
Long-term debt	1,791	1,890	2,015	2,078	2,103
Total interest expense	27,300	29,329	36,175	36,429	34,804
Net interest income	47,439	48,938	37,521	36,347	34,731
Credit loss expense	1,687	1,291	1,535	1,267	4,689
Net interest income after credit loss expense	45,752	47,647	35,986	35,080	30,042
Noninterest income
Investment services and trust activities	3,544	3,779	3,410	3,504	3,503
Service charges and fees	2,131	2,159	2,170	2,156	2,144
Card revenue	1,744	1,833	1,935	1,907	1,943
Loan revenue	1,194	1,841	760	1,525	856
Bank-owned life insurance	1,057	719	879	668	660
Investment securities gains (losses), net	33	161	(140,182)	33	36
Other	433	345	640	11,761	608
Total noninterest income (loss)	10,136	10,837	(130,388)	21,554	9,750
Noninterest expense
Compensation and employee benefits	21,212	20,684	19,943	20,985	20,930
Occupancy expense of premises, net	2,588	2,772	2,443	2,435	2,813
Equipment	2,426	2,688	2,486	2,530	2,600
Legal and professional	2,226	2,534	2,261	2,253	2,059
Data processing	1,698	1,719	1,580	1,645	1,360
Marketing	552	793	619	636	598
Amortization of intangibles	1,408	1,449	1,470	1,593	1,637
FDIC insurance	917	980	923	1,051	942
Communications	159	154	159	191	196
Foreclosed assets, net	74	56	330	138	358
Other	3,033	3,543	3,584	2,304	2,072
Total noninterest expense	36,293	37,372	35,798	35,761	35,565
Income (loss) before income tax expense	19,595	21,112	(130,200)	20,873	4,227
Income tax expense (benefit)	4,457	4,782	(34,493)	5,054	958
Net income (loss)	$15,138	$16,330	$(95,707)	$15,819	$3,269

Earnings (loss) per common share
Basic	$0.73	$0.79	$(6.05)	$1.00	$0.21
Diluted	$0.73	$0.78	$(6.05)	$1.00	$0.21
Weighted average basic common shares outstanding	20,797	20,776	15,829	15,763	15,723
Weighted average diluted common shares outstanding	20,849	20,851	15,829	15,781	15,774
Dividends paid per common share	$0.2425	$0.2425	$0.2425	$0.2425	$0.2425

MIDWESTONE FINANCIAL GROUP, INC.
FINANCIAL STATISTICS

	As of or for the Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands, except per share amounts)	2025	2024	2024
Earnings:
Net interest income	$47,439	$48,938	$34,731
Noninterest income	10,136	10,837	9,750
Total revenue, net of interest expense	57,575	59,775	44,481
Credit loss expense	1,687	1,291	4,689
Noninterest expense	36,293	37,372	35,565
Income before income tax expense	19,595	21,112	4,227
Income tax expense	4,457	4,782	958
Net income	$15,138	$16,330	$3,269
Adjusted earnings(1)	$15,301	$16,112	$4,504
Per Share Data:
Diluted earnings	$0.73	$0.78	$0.21
Adjusted earnings(1)	0.73	0.77	0.29
Book value	27.85	26.94	33.53
Tangible book value(1)	23.36	22.37	27.14
Ending Balance Sheet:
Total assets	$6,254,394	$6,236,329	$6,748,015
Loans held for investment, net of unearned income	4,304,184	4,315,627	4,414,646
Total securities	1,305,530	1,328,433	1,862,169
Total deposits	5,489,142	5,477,982	5,585,236
Short-term borrowings	1,482	3,186	422,988
Long-term debt	111,398	113,376	122,066
Total shareholders' equity	579,625	559,696	528,040
Average Balance Sheet:
Average total assets	$6,168,546	$6,279,975	$6,635,379
Average total loans	4,290,710	4,307,583	4,298,216
Average total deposits	5,398,819	5,464,900	5,481,114
Financial Ratios:
Return on average assets	1.00%	1.03%	0.20%
Return on average equity	10.74%	11.53%	2.49%
Return on average tangible equity(1)	13.75%	14.80%	4.18%
Efficiency ratio(1)	59.38%	59.06%	71.28%
Net interest margin, tax equivalent(1)	3.44%	3.43%	2.33%
Loans to deposits ratio	78.41%	78.78%	79.04%
CET1 Ratio	10.97%	10.73%	8.98%
Common equity ratio	9.27%	8.97%	7.83%
Tangible common equity ratio(1)	7.89%	7.57%	6.43%
Credit Risk Profile:
Total nonperforming loans	$17,470	$21,847	$29,267
Nonperforming loans ratio	0.41%	0.51%	0.66%
Total nonperforming assets	$20,889	$25,184	$33,164
Nonperforming assets ratio	0.33%	0.40%	0.49%
Net charge-offs	$3,087	$691	$189
Net charge-off ratio	0.29%	0.06%	0.02%
Allowance for credit losses	$53,900	$55,200	$55,900
Allowance for credit losses ratio	1.25%	1.28%	1.27%
Allowance for credit losses to nonaccrual ratio	309.47%	254.32%	197.53%

(1) Non-GAAP measure. See the Non-GAAP Measures section for a reconciliation to the most directly comparable GAAP measure.

MIDWESTONE FINANCIAL GROUP, INC.
AVERAGE BALANCE SHEET AND YIELD ANALYSIS

	Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost	Average Balance	Interest Income/ Expense	Average Yield/ Cost
ASSETS
Loans, including fees (1)(2)(3)	$4,290,710	$60,443	5.71%	$4,307,583	$63,443	5.86%	$4,298,216	$58,867	5.51%
Taxable investment securities	1,207,844	13,327	4.47%	1,080,716	11,320	4.17%	1,557,603	9,460	2.44%
Tax-exempt investment securities (2)(4)	105,563	865	3.32%	109,183	896	3.26%	328,736	2,097	2.57%
Total securities held for investment(2)	1,313,407	14,192	4.38%	1,189,899	12,216	4.08%	1,886,339	11,557	2.46%
Other	124,133	1,247	4.07%	309,904	3,761	4.83%	30,605	418	5.49%
Total interest earning assets(2)	$5,728,250	$75,882	5.37%	$5,807,386	$79,420	5.44%	$6,215,160	$70,842	4.58%
Other assets	440,296			472,589			420,219
Total assets	$6,168,546			$6,279,975			$6,635,379
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest checking deposits	$1,240,586	$2,127	0.70%	$1,252,481	$2,205	0.70%	$1,301,470	$2,890	0.89%
Money market deposits	1,002,743	6,333	2.56%	1,046,571	7,197	2.74%	1,102,543	8,065	2.94%
Savings deposits	835,731	3,057	1.48%	799,931	3,158	1.57%	694,143	2,047	1.19%
Time deposits	1,397,595	13,967	4.05%	1,410,542	14,764	4.16%	1,446,981	14,724	4.09%
Total interest bearing deposits	4,476,655	25,484	2.31%	4,509,525	27,324	2.41%	4,545,137	27,726	2.45%
Securities sold under agreements to repurchase	2,705	5	0.75%	3,640	8	0.87%	5,330	11	0.83%
Other short-term borrowings	—	20	—%	6,465	107	6.58%	409,525	4,964	4.88%
Total short-term borrowings	2,705	25	3.75%	10,105	115	4.53%	414,855	4,975	4.82%
Long-term debt	113,364	1,791	6.41%	116,018	1,890	6.48%	123,266	2,103	6.86%
Total borrowed funds	116,069	1,816	6.35%	126,123	2,005	6.32%	538,121	7,078	5.29%
Total interest bearing liabilities	$4,592,724	$27,300	2.41%	$4,635,648	$29,329	2.52%	$5,083,258	$34,804	2.75%
Noninterest bearing deposits	922,164			955,375			935,977
Other liabilities	82,280			125,536			88,611
Shareholders’ equity	571,378			563,416			527,533
Total liabilities and shareholders’ equity	$6,168,546			$6,279,975			$6,635,379
Net interest income(2)		$48,582			$50,091			$36,038
Net interest spread(2)			2.96%			2.92%			1.83%
Net interest margin(2)			3.44%			3.43%			2.33%

Total deposits(5)	$5,398,819	$25,484	1.91%	$5,464,900	$27,324	1.99%	$5,481,114	$27,726	2.03%
Cost of funds(6)			2.01%			2.09%			2.33%
(1) Average balance includes nonaccrual loans.
(2) Tax equivalent. The federal statutory tax rate utilized was 21%.
(3) Interest income includes net loan fees, loan purchase discount accretion and tax equivalent adjustments. Net loan fees were $256 thousand, $456 thousand, and $237 thousand for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. Loan purchase discount accretion was $1.2 million, $2.5 million, and $1.2 million for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. Tax equivalent adjustments were $981 thousand, $985 thousand, and $920 thousand for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. The federal statutory tax rate utilized was 21%.
(4) Interest income includes tax equivalent adjustments of $162 thousand, $168 thousand, and $387 thousand for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively. The federal statutory tax rate utilized was 21%.
(5) Total deposits is the sum of total interest-bearing deposits and noninterest bearing deposits. The cost of total deposits is calculated as annualized interest expense on deposits divided by average total deposits.
(6) Cost of funds is calculated as annualized total interest expense divided by the sum of average total deposits and borrowed funds.

Non-GAAP Measures
This earnings release contains non-GAAP measures for tangible common equity, tangible book value per share, tangible common equity ratio, return on average tangible equity, net interest margin (tax equivalent), core net interest margin, loan yield (tax equivalent), core yield on loans, efficiency ratio, adjusted earnings and adjusted earnings per share. Management believes these measures provide investors with useful information regarding the Company’s profitability, financial condition and capital adequacy, consistent with how management evaluates the Company’s financial performance. The following tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP measure.

Tangible Common Equity/Tangible Book Value
per Share/Tangible Common Equity Ratio	March 31,	December 31,	September 30,	June 30,	March 31,
(Dollars in thousands, except per share data)	2025	2024	2024	2024	2024
Total shareholders’ equity	$579,625	$559,696	$562,238	$543,286	$528,040
Intangible assets, net	(93,399)	(94,807)	(96,257)	(97,327)	(100,649)
Tangible common equity	$486,226	$464,889	$465,981	$445,959	$427,391

Total assets	$6,254,394	$6,236,329	$6,552,482	$6,581,658	$6,748,015
Intangible assets, net	(93,399)	(94,807)	(96,257)	(97,327)	(100,649)
Tangible assets	$6,160,995	$6,141,522	$6,456,225	$6,484,331	$6,647,366

Book value per share	$27.85	$26.94	$27.06	$34.44	$33.53
Tangible book value per share(1)	$23.36	$22.37	$22.43	$28.27	$27.14
Shares outstanding	20,815,715	20,777,485	20,774,919	15,773,468	15,750,471

Common equity ratio	9.27%	8.97%	8.58%	8.25%	7.83%
Tangible common equity ratio(2)	7.89%	7.57%	7.22%	6.88%	6.43%
(1) Tangible common equity divided by shares outstanding.
(2) Tangible common equity divided by tangible assets.

	Three Months Ended
Return on Average Tangible Equity	March 31,	December 31,	March 31,
(Dollars in thousands)	2025	2024	2024
Net income	$15,138	$16,330	$3,269
Intangible amortization, net of tax(1)	1,047	1,075	1,228
Tangible net income	$16,185	$17,405	$4,497

Average shareholders’ equity	$571,378	$563,416	$527,533
Average intangible assets, net	(94,169)	(95,498)	(95,296)
Average tangible equity	$477,209	$467,918	$432,237

Return on average equity	10.74%	11.53%	2.49%
Return on average tangible equity(2)	13.75%	14.80%	4.18%
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Annualized tangible net income divided by average tangible equity.

Net Interest Margin, Tax Equivalent/ Core Net Interest Margin	Three Months Ended
	March 31,	December 31,	March 31,
(Dollars in thousands)	2025	2024	2024
Net interest income	$47,439	$48,938	$34,731
Tax equivalent adjustments:
Loans(1)	981	985	920
Securities(1)	162	168	387
Net interest income, tax equivalent	$48,582	$50,091	$36,038
Loan purchase discount accretion	(1,166)	(2,496)	(1,152)
Core net interest income	$47,416	$47,595	$34,886

Net interest margin	3.36%	3.35%	2.25%
Net interest margin, tax equivalent(2)	3.44%	3.43%	2.33%
Core net interest margin(3)	3.36%	3.26%	2.26%
Average interest earning assets	$5,728,250	$5,807,386	$6,215,160
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent net interest income divided by average interest earning assets.
(3) Annualized core net interest income divided by average interest earning assets.

	Three Months Ended
Loan Yield, Tax Equivalent / Core Yield on Loans	March 31,	December 31,	March 31,
(Dollars in thousands)	2025	2024	2024
Loan interest income, including fees	$59,462	$62,458	$57,947
Tax equivalent adjustment(1)	981	985	920
Tax equivalent loan interest income	$60,443	$63,443	$58,867
Loan purchase discount accretion	(1,166)	(2,496)	(1,152)
Core loan interest income	$59,277	$60,947	$57,715

Yield on loans	5.62%	5.77%	5.42%
Yield on loans, tax equivalent(2)	5.71%	5.86%	5.51%
Core yield on loans(3)	5.60%	5.63%	5.40%
Average loans	$4,290,710	$4,307,583	$4,298,216
(1) The federal statutory tax rate utilized was 21%.
(2) Annualized tax equivalent loan interest income divided by average loans.
(3) Annualized core loan interest income divided by average loans.

	Three Months Ended
Efficiency Ratio	March 31,	December 31,	March 31,
(Dollars in thousands)	2025	2024	2024
Total noninterest expense	$36,293	$37,372	$35,565
Amortization of intangibles	(1,408)	(1,449)	(1,637)
Merger-related expenses	(40)	(31)	(1,314)
Noninterest expense used for efficiency ratio	$34,845	$35,892	$32,614

Net interest income, tax equivalent(1)	$48,582	$50,091	$36,038
Plus: Noninterest income	10,136	10,837	9,750
Less: Investment securities gains, net	33	161	36
Net revenues used for efficiency ratio	$58,685	$60,767	$45,752

Efficiency ratio (2)	59.38%	59.06%	71.28%
(1) The federal statutory tax rate utilized was 21%.
(2) Noninterest expense adjusted for amortization of intangibles and merger-related expenses divided by the sum of tax equivalent net interest income, noninterest income and net investment securities gains.

	Three Months Ended
Adjusted Earnings	March 31,	December 31,	March 31,
(Dollars in thousands, except per share data)	2025	2024	2024
Net income	$15,138	$16,330	$3,269
Less: Investment securities gains, net of tax(1)	25	119	27
Less: Mortgage servicing rights (loss) gain, net of tax(1)	(158)	122	(276)
Plus: Merger-related expenses, net of tax(1)	30	23	986
Adjusted earnings	$15,301	$16,112	$4,504

Weighted average diluted common shares outstanding	20,849	20,851	15,774

Earnings per common share - diluted	$0.73	$0.78	$0.21
Adjusted earnings per common share(2)	$0.73	$0.77	$0.29
(1) The income tax rate utilized was the blended marginal tax rate.
(2) Adjusted earnings divided by weighted average diluted common shares outstanding.

Contact:
Charles N. Reeves	Barry S. Ray
Chief Executive Officer	Chief Financial Officer
319.356.5800	319.356.5800